Exhibit 99(c)(1)

* International Lottery & Totalizator Systems, Inc. Valuation Analysis Jeff K. Davis, CFA Matt Crow, CFA, ASA November 7, 2013 DRAFT REPORT FOR DISCUSSION

* Contents of Presentation Engagement Overview Company Overview Historical Financial Statements Valuation Analysis Transaction Method Net Asset Value Method Earnings Capitalization via the ACAPM Range of Value Conclusion Guideline Transaction & Company Method Discounted Cash Flow Method

* Engagement Overview SECTION ONE

* Engagement Overview International Lottery & Totalizator Systems, Inc. (“ILTS”) is 71.3% owned by Hong Kong-based Berjaya Lottery Management Ltd. (“BLM”). Mercer Capital Management, Inc. (“Mercer”) has been retained by the special committee of the Board of Directors of ILTS to: Prepare a valuation analysis of ILTS for the possible acquisition of the 28.7% minority share interest by BLM; and Provide additional advisory services if the contemplated transaction proceeds to formal negotiations. Mercer Capital has not been informed of the valuation conclusion that was prepared by BLM’s financial advisor. Mercer Capital has no financial interest in ILTS nor has it been engaged by the Company during the past three years.

* Level of Value The ILTS valuation is prepared on a marketable, minority interest level of value Although a “blockage” discount may be appropriate given the size of the 28.7% interest (6.4 million share) v. the limited OTCBB trading activity in ILTS’ registered shares, we have not applied such a discount given the nature of the contemplated transaction.

* Company Overview SECTION Two

* Company Overview Vista, California-based ILTS was founded in 1978. An IPO occurred in 1981. The Company remains a registrant with the SEC; its shares are traded via the OCT Bulletin Board (“OTCBB”). ILTS generates revenues via the “lottery and pari-mutual” and “voting” business units. The lottery unit designs, manufactures, licenses and services computerized systems and terminals for the lottery and pari-mutual racing industries. Latest 12 month (“LTM) revenues as of July 31, 2013 were $11.8 million. The voting unit develops, manufactures, licenses and supports systems for governmental election jurisdictions via a wholly-owned subsidiary, Unisyn Voting Solutions, Inc. (“Unisyn”). LTM revenues were $3.3 million.

* Company Overview Market share for both business units is modest; competitors are significantly larger than ILTS with greater financial, manpower and technical resources. While a small firm operating in large markets has growth opportunities, management noted lotteries (188 globally) are a mature business while municipalities have curtailed voting systems expenditures due to financial constraints. ILTS employs 35 individuals, none of who have an employment agreement. Jeff Johnson, age 52, joined ILTS in 1984 and has served as President since 2007. His FY13 compensation was $181,000.

Company Overview - Products

- The gaming systems include a central computer, proprietary DataTrak software, Datamark and Intelimark point-of-sale terminals and an interfacing communication network. Over 50,000 terminals have been delivered since 1980.
- Unisyn has developed a certified end-to-end optical scan voting systems and a full-featured election management software that provides precinct tabulation, ballot review and audio voting capability. Unisyn's Inkavote Plus Precinct Ballot Counter has been certified by the National Association of State Election Directors 2002 Voting Systems Standards. Also, its OpenElect digital optical scan election system has received the 2005 Voluntary Voting System Guidelines certification.
- The 2005 VVS certification was thought to be a significant competitive advantage when Unisyn was of the first to obtain it; however, that certification did not translate into a significant increase in voting revenues.

MERCER CAPITAL

9

Company Overview - Customers

- ILTS' gaming customer base is concentrated. Large system replacement contracts typically occur every ~ten years.
- Affiliates of BLM are large ILTS customers: Philippine Gaming Management, Sports Toto Malaysia and Natural Avenue. LTM revenues were $6.1 million, 41% of total revenues.
- Ab Trav Och Galopp (Swedish racing association) LTM revenues were $3.5 million (23%). Management stated ATG was expected to be a one-time large order.
- ILTS voting business has existed for ~ten years, though only since FY12 has the unit gained some traction even though its products have key certifications.
- The voting unit has one primary customer (agent), Adkins (IA, KS & MO) that produced $3.0 million of LTM revenue, 20% of total revenue.
- Two other agent relationships have yet to produce orders in a FY that have exceeded $300,000.
- Management indicated revenues should be stable around $3 million.

MERCER CAPITAL

10

* Company Overview - Gaming vs. Voting LTM gaming revenues were $11.8 million; BLM affiliates and ATOG were $9.7 million. Voting revenues were $3.3M (vs. $5.0M peak in FY12) of which Adkins was $3.0 million. Source: company reports

* Company Overview ILTS has never paid a dividend; nor has it repurchased a material amount of shares. As of July 31, 2013, $9.1 million of shareholders’ equity consisted of $56.4 million of contributed capital and deficit retained earnings of $47.3 million. Aside from $6.5 million of capital raised via the exercise of warrants, options and the like that occurred during the 1990s, BLM funded operating losses in prior years via its capital infusion. BLM acquired 2.2 million shares (adjusted for a 1:3 reverse stock split in June 1998) for $46.1 million, or $21.00 per share, via two transactions in 1993. BLM acquired an additional 6.9 million shares in May 1999 for $5.2 million, or $0.75 per share.

* Company Overview 1992 – 2013 EBITDA and Margin History Source: company reports and Bloomberg

* Valuation Analysis Section Three

* Valuation Process As shown in the accompanying slides, there is a significant dispersion in value between the DCF method and various measures of capitalized earning power. The delta is attributable to management’s assessment that once the current Sports Toto and ATOG contracts are completed, the only visible potential contracts of size are one each from Vietnam in FY14 and the Philippines in FY17 and FY18. As of September 30, ILTS had $7.1M of cash. Management estimated $5M is needed as an operating cushion given long periods when losses have been sustained. We added all of the cash to the indicated value of the operating company, noting that $5.1M of net working capital (A/R + inventory - A/P - accrued expense – other cur liabilities) represents future net liquidity. Rather than develop a point value, we derived a range based upon weighting the various indications of value somewhat differently. Given negotiations that may occur, a range should be more flexible in assisting the board in its deliberations.

* Transaction Method The transactions method is a market approach that develops an indication of value based upon consideration of actual transactions in the stock of a subject company. Transactions are reviewed to determine if they have occurred at arms’ length, with a reasonable degree of frequency, and within a reasonable period of time relative to the valuation date. Indications of value within the context of the transaction method can also be derived from offers to acquire a significant block or all of the subject company’s common shares. Management indicated it was not aware of BLM ever receiving an offer or expression of interest for ILTS. The transactions-based indication of value that follows was developed from OTCBB trading activity in the Company’s shares.

* Transaction Method: 1992 – 2013 ILTS Price and Volume History Source: Bloomberg

* Transaction Method: One-Year ILTS Daily Price and Volume Source: Bloomberg

* Transaction Method Nov 1 price of $0.93 per share equated to 6.2x reported LTM EBITDA ($0.15 p/s), while July 31 cash was $0.55 per share. BVPS was $0.70; it was $0.90 per share as of September 30. One cannot know what is reflected in ILTS’ shares given the lack of analyst coverage and institutional ownership. The 220% one-year increase presumably reflects higher earnings, a modest valuation and liquidity flows into small- and micro-cap stocks. Source: Bloomberg and Mercer Capital

* Net Asset Value Method The net asset value method is an asset-based approach that develops a valuation indication in the context of a going concern by adjusting the reported book values of a subject company’s assets to their market values and subtracting its liabilities (adjusted to market value, if appropriate). The indicated value should not be interpreted as an estimate of liquidation value. Often times the NAV method is considered to be more appropriate in the valuation of asset holding companies than for operating companies such as ILTS. No adjustments to ILTS’ reported assets and liabilities were identified. The balance sheet is relatively simple, consisting of cash, receivables, payables, accrued expenses and deferred revenue and costs related to the percentage-of-completion accounting method for long-lived contracts. Also, ILTS leases its real estate from a third party.

* Net Asset Value Method: Source: Mercer Capital

* Earning Power Development Ongoing earning power is an estimate of sustainable earnings and represents a base from which long‑term growth can be expected. Earning power in the case of ILTS has less certainty given the Company’s uneven financial performance in which periods of losses have been replaced with earnings the past two years and an expectation based upon management’s assessment that earnings will roughly double in FY14 then decline sharply in FY15. We have developed two measures of earning power in Exhibits V-2 and V-4: earnings before interest, taxes, depreciation and amortization (“EBITDA”) and net operating profit after tax (“NOPAT”), which converts EBIT to an after-tax basis (i.e., interest income and expense are excluded).

* Earning Power Development In Exhibit V-2 we have made the following adjustments: Cost of goods sold was reduced by $334,000 in FY12 and $340,000 in FY11 for inventory write-offs associated with a prior customer. Cost of goods sold was increased by $357,000 in FY09 to eliminate a non-recurring adjustment to warranty reserve that was made after the reserve associated with a specific contract expired. Management estimated the annual cost of being a registered company is $443,000. We reduced operating expenses by $298,000, assuming all but the audit-related fees of $145,000 will be eliminated. Operating expenses in FY09 were increased by $68,000 to eliminate a gain realized on the sale of voting equipment. Ongoing EBITDA and NOPAT earning power measures are developed by applying a weighted average to LTM, FY13 and FY12 adjusted earnings to reflect our view that the preponderance of earning power should be based upon current results.

* Earning Power Development As shown in the following pages, adjusted EBITDA increased from a cycle low of -$887,000 to a cycle peak of $2.1 million in the LTM-period ended July 31, 2013. The adjusted EBITDA margin trends from -13.6% in FY09 to 14.9% in the LTM period. The improvement reflects an increase in revenues from $6.5 million to $15.1 million as a result of orders from all three BJM-controlled companies, ATOG and Adkins (voting). See note 7 in Exhibit 4a for additional perspective. R&D expenditures were incurred in 2009 and 2010 for the voting business unit. Absent R&D, the only year adjusted EBITDA was negative was FY11 when revenues were the lowest (see page 21). Our ongoing earning power measures entail: EBITDA - $2.1 million; and NOPAT - $1.2 million.

* Source: company reports and Mercer Capital

* Earning Power Development Source: company reports and Mercer Capital

* Source: company reports and Mercer Capital EBITDA and NOPAT Earning Power

* Capitalization of Earning Power (NOPAT) Using ACAPM (Build-Up) Risk-free rates per Fed’s H.15 for Treasury rates (20-year selected) Equity premium per Ibbotson and Mercer Capital Specific risk premium of 5% (i.e., high) reflected for: (a) small size; (b) customer concentration; (c) erratic earnings history; (d) large customers; (e) limited financial flexibility Management’s forecast and historical performance provide little perspective on sustainable growth – we assume it is nominal @ 2.0% Source: Mercer Capital

* Guideline Transactions and Companies (“Comps”) Guideline Transactions We reviewed public filings and other docs of the four competitors in the lottery and three in the voting business units. The only recent transaction with disclosed pricing was Scientific Games’ acquisition of WMS for $1.5B of cash … pricing entailed 6.0x adj. EBITDA. Thomson Reuters tracks M&A activity … the median EV / EBITDA multiple for deals < $100M YTD thru Sep 30 was 6.8x. TR reports that where the target was public, the median premium was 26% - we applied a 25% minority interest discount to derive an adj EBITDA multiple of 5.1x. Guideline Companies The only public company operating in the same industry as ILTS that we identified was Scientific Games (SGMS). As of October 31 SGMS’s enterprise value (i.e., market value of its equity and net debt at par) was 8.7x LTM operating EBITDA as reported by SGMC (LTM = latest 12 months). Given the significant size and resource differential, the application of a meaningful “fundamental” discount (30-40%) is appropriate … we applied a fundamental discount of 35% to derive an adjusted EBITDA multiple of 5.6x.

* Guideline Transactions EBITDA Multiples Source: Thomson Reuters via KeyBanc Capital Markets 3Q13 M&A Review

* Guideline Transactions and Companies (“Comps”) Source: Mercer Capital

* Discounted Cash Flow Method The DCF method measures the present value of projected cash flows that accrue to shareholders. Cash flows are discounted at an appropriate required rate of return for the subject company (16.6% per above). Cash flow consists of after-tax income excluding interest income and expense (NOPAT), plus depreciation, less capital expenditures, +/- reductions/increases in net working capital. Forecasted revenue and earnings reflect management’s “industry opportunities” assessment for 2014 – 2018. We made a simplifying assumption that net working capital is equal to 13% of sales based upon the historical 2009-LTM average. The terminal value reflects the product of 2018 projected NOPAT and the assumed growth rate of 2% (to derive cash flow one year out) and the earnings multiple of 6.8x as derived above using the ACAPM.

* Source: Mercer Capital

* Discounted Cash Flow Method Source: Mercer Capital

* Conclusion of Value The conclusion of value reflects a range based upon weights applied to the various indications of value. The low-end is anchored by a 50% weight applied to the DCF method, the lowest indicated value vis-à-vis other earnings based measures. Weights of 25% are applied to two measures of capitalized EBITDA. The effect is to evenly weight future performance that is expected to decline vs. today’s better performance. The high-end of the range is derived via applying a 50% weight to the ACAPM build-up method used to capitalize NOPAT (i.e., net income x-interest income and expense) and 25% each to various measures of capitalized EBITDA

* Conclusion of Value The conclusion of value for the operating company is $8.7 million to $10.0 million, which equates to 3.9x to 4.5x LTM adjusted EBITDA. All of the indications of value are on a debt-free basis (i.e., earning measures exclude interest expense—ILTS is not levered—and interest income). Deriving an equity indication of value entails subtracting the subject’s debt and adding cash (or subtracting net debt). Management noted that ~$5 million of cash is needed to sustain ops because there can be long periods between major orders and because ILTS’ request for a line of credit was recently rejected by four banks. We note as of September 30 A/R and inventory less accrued expenses and accounts payable approximated $5 million.

* Conclusion of Value We also added $1.4 million to the value of the operating company for the estimated present value of ILTS’ Federal NOL carry-forward. The present value calculation is shown in Exhibit V-9. The $14.5 million NOL was reduced for year-to-date net income through September 30. We utilized management’s “industry opportunities” forecast to value utilization of the NOL through 2018; thereafter we assumed taxable income of $1.0 million per year. The discount rate of 20% reflects an additional premium in excess of the cost of equity capital referenced above given the long-time frame necessary to utilize the NOL. Although the subject block of shares represents a minority interest, no marketability discount was applied because a nominal market exists, the shares are registered and to do so is not reasonable in the context of a majority shareholder acquiring (or squeezing out) the minority.

* Conclusion of Value Source: Mercer Capital

* Conclusion of Value Source: Mercer Capital

DRAFT - FOR DISCUSSION PURPOSES ONLY

11/7/2013 6:11 PM

EXHIBIT 1
INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC
HISTORICAL BALANCE SHEETS

	3 mos.	For the Fiscal Years Ended April 30					Growth Rates		3 mos.	Common Size Balance Sheets For the Fiscal Years Ended April 30				
Assets	7/31/2013	2013	2012	2011	2010	2009	2009-13	2012-13	7/31/2013	2013	2012	2011	2010	2009
Cash & Equivalents	6,634	7,259	2,783	3,881	2,363	4,041	15.8%	160.8%	44.6%	47.5%	34.9%	67.0%	33.0%	54.1%
Accounts Receivable-Trade (1)	1,778	2,054	789	203	500	116	105.1%	160.3%	12.0%	13.4%	9.9%	3.5%	7.0%	1.6%
Accounts Receivable-Other	0	0	0	0	0	0	nm	nm	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Inventories (2)	3,044	3,665	2,659	436	1,042	846	44.3%	37.8%	20.5%	24.0%	33.3%	7.5%	14.6%	11.3%
Prepaid Expenses & Other (3)	2,784	1,675	1,220	776	2,773	1,976	-4.0%	37.3%	18.7%	11.0%	15.3%	13.4%	38.8%	26.5%
Total Current Assets	14,240	14,653	7,451	5,296	6,678	6,979	20.4%	96.7%	95.7%	95.9%	93.3%	91.4%	93.3%	93.5%
Property and Equipment (4)	2,795	2,741	2,487	2,306	2,170	2,064	7.3%	10.2%	18.8%	17.9%	31.2%	39.8%	30.3%	27.6%
Accumulated Depreciation	2,214	2,168	2,005	1,874	1,765	1,649	7.1%	8.1%	14.9%	14.2%	25.1%	32.3%	24.7%	22.1%
Net Fixed Assets	581	573	482	432	405	415	8.4%	18.9%	3.9%	3.8%	6.0%	7.5%	5.7%	5.6%
Goodwill & Intangibles	0	0	0	0	0	0	nm	nm	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Other Assets (5)	52	53	49	65	73	71	-7.0%	8.2%	0.3%	0.3%	0.6%	1.1%	1.0%	1.0%
TOTAL ASSETS	$14,873	$15,279	$7,982	$5,793	$7,156	$7,465	19.6%	91.4%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Liabilities														
Notes Payable	0	0	0	0	0	0	nm	nm	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Accounts Payable	1,065	2,180	1,070	152	622	328	60.6%	103.7%	7.2%	14.3%	13.4%	2.6%	8.7%	4.4%
Current Portion Long-Term Debt	0	0	0	0	0	0	nm	nm	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Income Taxes Payable	0	0	0	0	0	0	nm	nm	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Accrued Expenses & Other (6)	4,698	6,214	1,559	1,521	1,469	1,513	42.4%	298.6%	31.6%	40.7%	19.5%	26.3%	20.5%	20.3%
Total Current Liabilities	5,763	8,394	2,629	1,673	2,091	1,841	46.1%	219.3%	38.7%	54.9%	32.9%	28.9%	29.2%	24.7%
Long-Term Debt	0	0	0	0	0	0	nm	nm	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Deferred Income Taxes	0	0	0	0	0	0	nm	nm	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Other Liabilities	0	0	12	12	6	0	nm	nm	0.0%	0.0%	0.2%	0.2%	0.1%	0.0%
Total Liabilities	5,763	8,394	2,641	1,685	2,097	1,841	46.1%	217.8%	38.7%	54.9%	33.1%	29.1%	29.3%	24.7%
Shareholders' Equity														
Common Stock	56,370	56,370	56,370	56,370	56,370	56,370	0.0%	0.0%	379.0%	368.9%	706.2%	973.1%	787.7%	755.1%
Paid-In Capital	0	0	0	0	0	0	nm	nm	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Retained Earnings	(47,260)	(47,930)	(51,029)	(52,262)	(51,311)	(50,746)	nm	nm	-317.8%	-313.7%	-639.3%	-902.2%	-717.0%	-679.8%
Treasury Stock	0	0	0	0	0	0	nm	nm	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Total Equity (7)	9,110	8,440	5,341	4,108	5,059	5,624	10.7%	58.0%	61.3%	55.2%	66.9%	70.9%	70.7%	75.3%
TOTAL LIABILITIES & EQUITY	$14,873	$16,834	$7,982	$5,793	$7,156	$7,465	22.5%	110.9%	100.0%	110.2%	100.0%	100.0%	100.0%	100.0%

Memo	7/31/2013	2013	2012	2011	2010	2009	2009-13	2012-13
Total Interest Bearing Debt	0	0	0	0	0	0	nm	nm
Book Value of Invested Capital	9,110	8,440	5,341	4,108	5,059	5,624	10.7%	58.0%
Working Capital	8,477	6,259	4,822	3,623	4,587	5,138	5.1%	29.8%
Cash + CD	7,879	8,504	3,033	4,380	4,108	5,844	9.8%	180.4%
Working Capital ex-Cash & CDs	598	(2,245)	1,789	(757)	479	(706)	nm	nm
Working Capital x-Cash, Def'd Rev/Exp, DTA	3,244	3,213	2,639	(224)	865	(437)	nm	21.8%
As a % of Revenue	*21.6%*	*30.4%*	*21.8%*	*-3.8%*	*12.2%*	*-6.7%*	*---> average =*	*12.6%*
Debt / EBITDA	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%		
Net Debt / EBITDA	-342.1%	-419.1%	-199.2%	458.2%	512.6%	531.7%		
Long-Term Debt / Equity	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%		
Total Interest Bearing Debt / Equity	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%		

SOURCE: SEC filings (2009-2013)
Certain items may have been combined by Mercer Capital for analytical purposes
Numbers in parentheses refer to supplemental notes in Exhibit 2a

Spreads 9083 ITSI spreads

EXHIBIT 2 INTERNATIONAL LOTTERY & TOTALIZER SYSTEMS, INC. HISTORICAL QUARTERLY BALANCE SHEETS   Quarters Ended Quarter Growth Common Size Balance Sheets for the Quarters Ended Assets 7/31/2013 4/30/2013 1/31/2013 10/31/2012 7/31/2012 LQ Y/Y 7/31/2013 5/2/2013 2/1/2013 11/3/2012 8/5/2012 Cash & Equivalents 6,634 7,259 6,550 3,451 2,684 -8.6% 147.2% 44.6% 43.1% 64.5% 39.2% 33.1% Accounts Receivable-Trade (1) 1,778 2,054 905 2,978 957 -13.4% 85.8% 12.0% 12.2% 8.9% 33.9% 11.8% Accounts Receivable-Other 0 0 0 0 0 nm nm 0.0% 0.0% 0.0% 0.0% 0.0% Inventories (2) 3,044 3,665 1,570 1,535 2,109 -16.9% 44.3% 20.5% 21.8% 15.5% 17.5% 26.0% Prepaid Expenses & Other (3) 2,784 3,230 511 209 1,813 -13.8% 53.6% 18.7% 19.2% 5.0% 2.4% 22.3% Total Current Assets 14,240 16,208 9,536 8,173 7,563 -12.1% 88.3% 95.7% 96.3% 93.9% 92.9% 93.2% Property and Equipment (4) 2,795 2,741 2,687 2,662 2,551 2.0% 9.6% 18.8% 16.3% 26.5% 30.3% 31.4% Accumulated Depreciation 2,214 2,168 2,121 2,092 2,046 2.1% 8.2% 14.9% 12.9% 20.9% 23.8% 25.2% Net Fixed Assets 581 573 566 570 505 1.4% 15.0% 3.9% 3.4% 5.6% 6.5% 6.2% Goodwill & Intangibles 0 0 0 0 0 nm nm 0.0% 0.0% 0.0% 0.0% 0.0% Other Assets (5) 52 53 54 51 49 -1.9% 6.1% 0.3% 0.3% 0.5% 0.6% 0.6% TOTAL ASSETS $14,873 $16,834 $10,156 $8,794 $8,117 -11.6% 83.2% 100.0% 100.0% 100.0% 100.0% 100.0%  Liabilities Notes Payable 0 0 0 0 0 nm nm 0.0% 0.0% 0.0% 0.0% 0.0% Accounts Payable 1,065 2,180 225 163 271 -51.1% 293.0% 7.2% 12.9% 2.2% 1.9% 3.3% Current Portion Long-Term Debt 0 0 0 0 0 nm nm 0.0% 0.0% 0.0% 0.0% 0.0% Income Taxes Payable 0 0 0 0 0 nm nm 0.0% 0.0% 0.0% 0.0% 0.0% Accrued Expenses & Other (6) 4,698 6,214 3,291 1,902 1,582 -24.4% 197.0% 31.6% 36.9% 32.4% 21.6% 19.5% Total Current Liabilities 5,763 8,394 3,516 2,065 1,853 -31.3% 211.0% 38.7% 49.9% 34.6% 23.5% 22.8% Long-Term Debt 0 0 0 0 0 nm nm 0.0% 0.0% 0.0% 0.0% 0.0% Deferred Income Taxes 0 0 0 0 0 nm nm 0.0% 0.0% 0.0% 0.0% 0.0% Other Liabilities 0 0 0 0 7 nm -100.0% 0.0% 0.0% 0.0% 0.0% 0.1% Total Liabilities 5,763 8,394 3,516 2,065 1,860 -31.3% 209.8% 38.7% 49.9% 34.6% 23.5% 22.9%  Shareholders' Equity Common Stock 56,370 56,370 56,370 56,370 56,370 0.0% 0.0% 379.0% 334.9% 555.0% 641.0% 694.5% Paid-In Capital 0 0 0 0 0 nm nm 0.0% 0.0% 0.0% 0.0% 0.0% Retained Earnings (47,260) (47,930) (49,730) (49,641) (50,113) -1.4% -5.7% -317.8% -284.7% -489.7% -564.5% -617.4% Treasury Stock 0 0 0 0 nm nm 0.0% 0.0% 0.0% 0.0% 0.0% Total Equity (7) 9,110 8,440 6,640 6,729 6,257 7.9% 45.6% 61.3% 50.1% 65.4% 76.5% 77.1% TOTAL LIABILITIES & EQUITY $14,873 $16,834 $10,156 $8,794 $8,117 -11.6% 83.2% 100.0% 100.0% 100.0% 100.0% 100.0% 14,873 16,834 10,156 8,794 8,117   Memo Total Interest Bearing Debt 0 0 0 0 0 nm nm Book Value of Invested Capital 9,110 8,440 6,640 6,729 6,257 9.8% 7.9% Working Capital 8,477 7,814 6,020 6,108 5,710 10.4% 8.5% Cash + CD 6,634 7,259 6,550 3,451 2,684 25.4% -8.6% Working Capital ex-Cash & CDs 1,843 555 (530) 2,657 3,026 -11.7% 232.1%  Debt / EBITDA 0.0% 0.0% 0.0% 0.0% 0.0% Net Debt / EBITDA -568.5% -2592.5% 14239.1% -641.4% -279.6% Long-Term Debt / Equity 0.0% 0.0% 0.0% 0.0% 0.0% Total Interest Bearing Debt / Equity 0.0% 0.0% 0.0% 0.0% 0.0%

DRAFT - FOR DISCUSSION PURPOSES ONLY

11/7/2013 6:11 PM

EXHIBIT 2a
INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC
SUPPLEMENTAL NOTES TO BALANCE SHEETS

	3 mos.	For the Fiscal Years Ended April 30					Growth Rates		Quarters Ended				
Notes to Balance Sheets	7/31/2013	2013	2012	2011	2010	2009	2009-13	2012-13	7/31/2013	5/2/2013	2/1/2013	11/3/2012	8/5/2012
(1) Accounts Receivable-Trade include:													
a) Total Balance of Accts Rec.	1,853	2,129	864	278	575	191	82.7%	146.4%	1,853	2,129	980	3,053	1,032
b) Less Reserve for Accts Rec.	75	75	75	75	75	75	0.0%	0.0%	75	75	75	75	75
Total Accounts Receivable-Trade	1,778	2,054	789	203	500	116	105.1%	160.3%	1,778	2,054	905	2,978	957
(2) Inventories are stated at the lower of cost or market; cost is based upon FIFO													
a) Raw Materials	2,355	2,872	1,775	436	1,038	846	35.7%	61.8%	2,355	2,872	1,081	1,230	1,422
b) Work in Process	183	33	63	0	0	0	nm	-47.6%	183	33	3	0	61
c) Finished Goods	506	760	821	0	4	0	nm	-7.4%	506	760	486	305	626
Total Inventories	3,044	3,665	2,659	436	1,042	846	44.3%	37.8%	3,044	3,665	1,570	1,535	2,109
(3) Prepaid Expenses & Other include:													
a) Certificates of Deposit	1,245	1,245	250	499	1,745	1,803	-8.8%	398.0%	1,245	1,245	0	0	0
b) Costs & Est. Earnings in Excess of Billings	0	0	726	32	804	3	nm	nm	0	0	60	0	1,683
c) Deferred Cost of Revenue	191	132	6	113	0	0	nm	2100.0%	191	132	3	14	3
d) Deferred Income Taxes	1,150	0	0	0	0	0	nm	nm	1,150	1,555	0	0	0
e) Other Current Assets	198	298	238	132	224	170	15.1%	25.2%	198	298	448	195	127
Total Prepaid Expenses & Other	2,784	1,675	1,220	776	2,773	1,976	-4.0%	37.3%	2,784	3,230	511	209	1,813
(4) Fixed Assets at cost include:													
a) Plant & Machinery	822	757	724	674	678	524	9.6%	4.6%	822	757	757	724	724
b) Computer Equipment	1,676	1,662	1,482	1,308	1,217	1,116	10.5%	12.1%	1,676	1,662	1,631	1,646	1,536
c) Leasehold Improvement	201	201	190	183	183	183	2.4%	5.8%	201	201	201	201	200
d) Furniture & Fixtures	96	96	91	91	91	89	1.9%	5.5%	96	96	95	91	91
e) Construction in Progress	0	25	0	50	1	152	-36.3%	nm	0	25	3	0	0
Total Fixed Assets at Cost	2,795	2,741	2,487	2,306	2,170	2,064	7.3%	10.2%	2,795	2,741	2,687	2,662	2,551
- Accumulated Depreciation	2,214	2,168	2,005	1,874	1,765	1,649	7.1%	8.1%	2,214	2,168	2,121	2,092	2,046
Total Net Fixed Assets	581	573	482	432	405	415	8.4%	18.9%	581	573	566	570	505
Fixed assets are depreciated over their useful lives using the straight-line and accelerated methods													
(5) Other Assets include:													
a) Other	52	53	49	65	73	71	-7.0%	8.2%	52	53	54	51	49
Total Other Assets	52	53	49	65	73	71	-7.0%	8.2%	52	53	54	51	49
(6) Accrued Expenses & Other includes:													
a) Accrued Payroll & Related Taxes	441	384	388	326	349	450	-3.9%	-1.0%	441	384	482	389	442
b) Warranty Reserves	256	139	169	31	42	21	60.4%	-17.8%	256	139	107	111	174
c) Payable to Parent	202	202	252	251	250	250	-5.2%	-19.8%	202	202	252	252	252
d) Deferred Revenues	3,731	5,451	687	615	344	248	116.5%	693.4%	3,731	5,451	2,408	651	676
e) Billings in Excess of Costs & Est. Earn.	0	0	0	231	440	482	nm	nm	0	0	0	453	0
f) Other Current Liabilities	68	38	63	67	44	62	-11.5%	-39.7%	68	38	42	46	38
Total Accrued Expenses & Other	4,698	6,214	1,559	1,521	1,469	1,513	42.4%	298.6%	4,698	6,214	3,291	1,902	1,582

(7) See Exhibit 5 for Reconciliation of Shareholders' Equity

Numbers in parentheses refer to supplemental notes in Exhibit 2a

Spreads 9083 ITSI spreads

EXHIBIT 2b INTERNATIONAL LOTTERY & TOTALIZER SYSTEMS, INC. PERIOD-TO-PERIOD GROWTH IN BALANCE SHEET COMPONENTS  Simple Avg. Simple Avg. 4/30/2013 1/31/2013 10/31/2012 7/31/2012 7/31/2012 Assets 2013-07/13 2012-13 2011-12 2010-11 2009-10 2009-13 7/31/2013 4/30/2013 1/31/2013 10/31/2012 7/31/2013 Cash & Equivalents -8.6% 160.8% -28.3% 64.2% -41.5% 38.8% -8.6% 10.8% 89.8% 28.6% 30.1% Accounts Receivable-Trade (1) -13.4% 160.3% 288.7% -59.4% 331.0% 180.2% -13.4% 127.0% -69.6% 211.2% 63.8% Accounts Receivable-Other nm nm nm nm nm nm #DIV/0! #DIV/0! #DIV/0! #DIV/0! #DIV/0! Inventories (2) -16.9% 37.8% 509.9% -58.2% 23.2% 128.2% -16.9% 133.4% 2.3% -27.2% 22.9% Prepaid Expenses & Other (3) 66.2% 37.3% 57.2% -72.0% 40.3% 15.7% -13.8% 532.1% 144.5% -88.5% 143.6% Total Current Assets -2.8% 96.7% 40.7% -20.7% -4.3% 28.1% -12.1% 70.0% 16.7% 8.1% 20.6% Property and Equipment (4) 2.0% 10.2% 7.8% 6.3% 5.1% 7.4% 2.0% 2.0% 0.9% 4.4% 2.3% Accumulated Depreciation 2.1% 8.1% 7.0% 6.2% 7.0% 7.1% 2.1% 2.2% 1.4% 2.2% 2.0% Net Fixed Assets 1.4% 18.9% 11.6% 6.7% -2.4% 8.7% 1.4% 1.2% -0.7% 12.9% 3.7% Goodwill & Intangibles nm nm nm nm nm nm #DIV/0! #DIV/0! #DIV/0! #DIV/0! #DIV/0! Other Assets (5) -1.9% 8.2% -24.6% -11.0% 2.8% -6.1% -1.9% -1.9% 5.9% 4.1% 1.6% TOTAL ASSETS -2.7% 91.4% 37.8% -19.0% -4.1% 26.5% -11.6% 65.8% 15.5% 8.3% 19.5%  Liabilities Notes Payable nm nm nm nm nm nm #DIV/0! #DIV/0! #DIV/0! #DIV/0! #DIV/0! Accounts Payable -51.1% 103.7% 603.9% -75.6% 89.6% 180.4% -51.1% 868.9% 38.0% -39.9% 204.0% Current Portion Long-Term Debt nm nm nm nm nm nm #DIV/0! #DIV/0! #DIV/0! #DIV/0! #DIV/0! Income Taxes Payable nm nm nm nm nm nm #DIV/0! #DIV/0! #DIV/0! #DIV/0! #DIV/0! Accrued Expenses & Other (6) -24.4% 298.6% 2.5% 3.5% -2.9% 75.4% -24.4% 88.8% 73.0% 20.2% 39.4% Total Current Liabilities -31.3% 219.3% 57.1% -20.0% 13.6% 67.5% -31.3% 138.7% 70.3% 11.4% 47.3% Long-Term Debt nm nm nm nm nm nm #DIV/0! #DIV/0! #DIV/0! #DIV/0! #DIV/0! Deferred Income Taxes nm nm nm nm nm nm #DIV/0! #DIV/0! #DIV/0! #DIV/0! #DIV/0! Other Liabilities nm nm 0.0% 100.0% nm 50.0% #DIV/0! #DIV/0! #DIV/0! -100.0% #DIV/0! Total Liabilities -31.3% 217.8% 56.7% -19.6% 13.9% 67.2% -31.3% 138.7% 70.3% 11.0% 47.2%  Shareholders' Equity #DIV/0! #DIV/0! #DIV/0! #DIV/0! #DIV/0! Common Stock 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% Paid-In Capital nm nm nm nm nm nm #DIV/0! #DIV/0! #DIV/0! #DIV/0! #DIV/0! Retained Earnings nm nm nm nm nm nm -1.4% -3.6% 0.2% -0.9% -1.4% Treasury Stock nm nm nm nm nm nm #DIV/0! #DIV/0! #DIV/0! #DIV/0! #DIV/0! Total Equity (7) 7.9% 58.0% 30.0% -18.8% -10.0% 14.8% 7.9% 27.1% -1.3% 7.5% 10.3% TOTAL LIABILITIES & EQUITY -11.6% 110.9% 37.8% -19.0% -4.1% 31.4% -11.6% 65.8% 15.5% 8.3% 19.5%    Memo Total Interest Bearing Debt nm nm nm nm nm nm Working Capital 35.4% 29.8% 33.1% -21.0% -10.7% 7.8%

DRAFT - FOR DISCUSSION PURPOSES ONLY

11/7/2013 6:11 PM

EXHIBIT 3
INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC
HISTORICAL INCOME STATEMENTS

	Last 12 mos.	For the Fiscal Years Ended April 30					Annualized Growth Rates		Last 12 mos.	For the Fiscal Years Ended April 30				
Income Statements	7/31/2013	2013	2012	2011	2010	2009	2009-13	2012-13	7/31/2013	2013	2012	2011	2010	2009
Net Sales (1)	15,047	10,571	12,084	5,886	7,119	6,508	12.9%	-12.5%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of Sales (2)	10,960	6,695	8,303	4,507	4,461	3,474	17.8%	-19.4%	72.8%	63.3%	68.7%	76.6%	62.7%	53.4%
Gross Profit	4,087	3,876	3,781	1,379	2,658	3,034	6.3%	2.5%	27.2%	36.7%	31.3%	23.4%	37.3%	46.6%
Operating Expenses (3)	2,334	2,325	2,529	2,357	3,239	3,984	-12.6%	-8.1%	15.5%	22.0%	20.9%	40.0%	45.5%	61.2%
Operating Income/(Loss)	1,753	1,551	1,252	(978)	(581)	(950)	nm	23.9%	11.7%	14.7%	10.4%	-16.6%	-8.2%	-14.6%
Other Income/-Expense														
Interest Income	2	1	2	5	9	84	-67.0%	-50.0%	0.0%	0.0%	0.0%	0.1%	0.1%	1.3%
Interest Expense (-)	0	0	0	0	0	0	nm	nm	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Other, Net (4)	0	0	4	12	(3)	(7)	nm	nm	0.0%	0.0%	0.0%	0.2%	0.0%	-0.1%
Total Other Income/-Expense	2	1	6	17	6	77	-66.2%	-83.3%	0.0%	0.0%	0.0%	0.3%	0.1%	1.2%
Pre-Tax Income/(Loss)	1,755	1,552	1,258	(961)	(575)	(873)	nm	23.4%	11.7%	14.7%	10.4%	-16.3%	-8.1%	-13.4%
Income Tax Expense/-Benefit	(1,098)	(1,547)	25	(10)	(10)	0	nm	nm	-7.3%	-14.6%	0.2%	-0.2%	-0.1%	0.0%
Net Income/(Loss) Continuing Oper	2,853	3,099	1,233	(951)	(565)	(873)	nm	151.3%	19.0%	29.3%	10.2%	-16.2%	-7.9%	-13.4%
Extraordinary Inc/-Exp	0	0	0	0	0	0	nm	nm	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
NET INCOME / (LOSS)	$2,853	$3,099	$1,233	($951)	($565)	($873)	nm	151.3%	19.0%	29.3%	10.2%	-16.2%	-7.9%	-13.4%
Memo														
EBIT (pre tax+int exp-int inc)	1,753	1,551	1,256	(966)	(584)	(957)	nm	23.5%	11.7%	14.7%	10.4%	-16.4%	-8.2%	-14.7%
Depreciation & Amortization	186	181	141	119	123	197	-2.1%	28.4%	1.2%	1.7%	1.2%	2.0%	1.7%	3.0%
EBITDA (EBIT+depr)	**1,939**	**1,732**	**1,397**	**(847)**	**(461)**	**(760)**	**nm**	**24.0%**	**12.9%**	**16.4%**	**11.6%**	**-14.4%**	**-6.5%**	**-11.7%**
Capital Expenditures	156	141	191	157	106	254	-13.7%	-26.2%	1.0%	1.3%	1.6%	2.7%	1.5%	3.9%
Operating Cash Flow (EBITDA-CapEx)	1,783	1,591	1,206	(1,004)	(567)	(1,014)	nm	31.9%	11.8%	15.1%	10.0%	-17.1%	-8.0%	-15.6%
Cash Flow (net income cont oper + depr)	3,039	3,280	1,374	(832)	(442)	(676)	nm	138.7%	20.2%	31.0%	11.4%	-14.1%	-6.2%	-10.4%
Per Share Data														
Common Stock Dividends	$0	$0	$0	$0	$0	$0	nm	nm						
Common Shares Outstanding	12,963	12,963	12,963	12,963	12,963	12,963	0.0%	0.0%						
Dividends Per Common Share	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	nm	nm						
Earnings Per Share (from operations)	$0.22	$0.24	$0.10	($0.07)	($0.04)	($0.07)	nm	151.3%						
EBITDA Per Share	$0.15	$0.13	$0.11	($0.07)	($0.04)	($0.06)	nm	24.0%						
Book Value Per Share	$0.70	$0.65	$0.41	$0.32	$0.39	$0.43	10.7%	58.0%						
Dividend Payout Ratio	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	nm	nm						
Cash Per Share	$0.61	$0.66	$0.23	$0.34	$0.32	$0.45	9.8%	180.4%						

SOURCE: SEC filings (2009-2013)
Numbers in parentheses refer to supplemental notes in Exhibit 3b

Spreads 9083 ITSI spreads

DRAFT - FOR DISCUSSION PURPOSES ONLY

11/7/2013 6:11 PM

EXHIBIT 4
INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC
QUARTERLY INCOME STATEMENTS

	Quarters Ended					Quarter Growth		Quarters Ended				
Quarterly Income Statements	7/31/2013	4/30/2013	1/31/2013	10/31/2012	7/31/2012	LQ	Y/Y	7/31/2013	4/30/2013	1/31/2013	10/31/2012	7/31/2012
Net Sales	7,766	2,878	2,006	2,397	3,290	169.8%	43.5%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of Sales	6,057	2,124	1,518	1,261	1,792	185.2%	39.9%	78.0%	73.8%	75.7%	52.6%	54.5%
Gross Profit	1,709	754	488	1,136	1,498	126.7%	54.5%	22.0%	26.2%	24.3%	47.4%	45.5%
Operating Expenses	588	522	580	644	579	12.6%	-10.0%	7.6%	18.1%	28.9%	26.9%	17.6%
Operating Income (Loss)	1,121	232	(92)	492	919	383.2%	-352.2%	14.4%	8.1%	-4.6%	20.5%	27.9%
Other Income/-Expense												
Interest Income	1	1	0	0	0	0.0%	nm	0.0%	0.0%	0.0%	0.0%	0.0%
Interest Expense (-)	0	0	0	0	0	nm	nm	0.0%	0.0%	0.0%	0.0%	0.0%
Other, Net	0	0	0	0	0	nm	nm	0.0%	0.0%	0.0%	0.0%	0.0%
Total Other Income/-Expense	1	1	0	0	0	0.0%	nm	0.0%	0.0%	0.0%	0.0%	0.0%
Pre-Tax Income/(Loss)	1,122	233	(92)	492	919	381.5%	-353.3%	14.4%	8.1%	-4.6%	20.5%	27.9%
Income Tax Expense/-Benefit	452	(1,567)	(3)	20	3	-128.8%	52133.3%	5.8%	-54.4%	-0.1%	0.8%	0.1%
Net Inc/(Loss) Continuing Oper	670	1,800	(89)	472	916	-62.8%	-2122.5%	8.6%	62.5%	-4.4%	19.7%	27.8%
Extraordinary Inc/-Exp	0	0	0	0	0	nm	nm	0.0%	0.0%	0.0%	0.0%	0.0%
NET INCOME/(LOSS)	$670	$1,800	($89)	$472	$916	-62.8%	-2122.5%	8.6%	62.5%	-4.4%	19.7%	27.8%

Memo (as percentage of revenues)												
EBIT (pre tax+int exp-int inc)	1,121	232	(92)	492	919	383.2%	-352.2%	14.4%	8.1%	-4.6%	20.5%	27.9%
Depreciation & Amortization	46	48	46	46	41	-4.2%	4.3%	0.6%	1.7%	2.3%	1.9%	1.2%
EBITDA (pre tax+int exp-int inc+depr)	**1,167**	**280**	**(46)**	**538**	**960**	**316.8%**	**-708.7%**	**15.0%**	**9.7%**	**-2.3%**	**22.4%**	**29.2%**
Capital Expenditures	79	(76)	42	111	64	-203.9%	-281.0%	1.0%	-2.6%	2.1%	4.6%	1.9%
Operating Cash Flow (EBITDA-CapEx)	1,088	356	(88)	427	896	205.6%	-504.5%	14.0%	12.4%	-4.4%	17.8%	27.2%
Cash Flow (net income cont oper + depr)	716	1,848	(43)	518	957	-61.3%	-4397.7%	9.2%	64.2%	-2.1%	21.6%	29.1%

Spreads 9083 ITSI spreads

DRAFT - FOR DISCUSSION PURPOSES ONLY

11/7/2013 6:11 PM

EXHIBIT 4a
INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC
SUPPLEMENTAL NOTES TO INCOME STATEMENTS

Notes to Income Statements	Last 12 mos. 7/31/2013	For the Fiscal Years Ended April 30 2013	2012	2011	2010	2009	Growth Rates 2009-13	2012-13	For the Fiscal Quarters Ended 7/31/2013	4/30/2013	1/31/2013	10/31/2012	7/31/2012
(1) Net Sales include:													
a) Sales of Products	13,613	9,316	10,736	4,897	6,359	5,909	12.1%	-13.2%	7,310	2,547	1,709	2,047	3,013
b) Services	1,434	1,255	1,348	989	760	599	20.3%	-6.9%	456	331	297	350	277
Total Net Sales	15,047	10,571	12,084	5,886	7,119	6,508	12.9%	-12.5%	7,766	2,878	2,006	2,397	3,290
(2) Cost of Sales includes:													
a) Cost of Product Sales	10,491	6,282	7,792	4,348	4,361	3,376	16.8%	-19.4%	5,926	2,060	1,372	1,133	1,717
b) Cost of Services	469	413	511	159	100	98	43.3%	-19.2%	131	64	146	128	75
Total Cost of Sales	10,960	6,695	8,303	4,507	4,461	3,474	17.8%	-19.4%	6,057	2,124	1,518	1,261	1,792
(3) Direct Operating Expenses													
a) Research & Development Expenses	0	0	31	0	1,299	2,271	nm	nm	0	0	0	0	0
b) Selling, General & Administrative Exp.	2,334	2,325	2,498	2,357	1,940	1,713	7.9%	-6.9%	588	522	580	644	579
c) Product Development	0	0	0	0	0	0	nm	nm	0	0	0	0	0
Total Operating Expense	2,334	2,325	2,529	2,357	3,239	3,984	-12.6%	-8.1%	588	522	580	644	579
(4) Other Inc/-Exp, Net includes:													
a) Gains / Losses	1	0	0	0	0	0	nm	nm	0	0	0	0	0
b) Other	0	0	4	12	(3)	(7)	nm	nm	0	0	0	0	0
Total Cost of Sales Other Inc/-Exp, Net	1	0	4	12	(3)	(7)	nm	nm	0	0	0	0	0
(5) Gaming Results													
Revenues	11,779	7,396	7,052	5,426	6,742	5,735	6.6%	4.9%	6,870	2,040	1,724	1,145	2,487
Income from Operations	1,562	1,502	973	167	1,382	670	22.4%	54.4%	1,011	152	185	214	951
Depreciation	111	112	89	90	108	132	-4.0%	25.8%	26	29	27	29	27
EBITDA	1,673	1,614	1,062	257	1,490	802	19.1%	52.0%	1,037	181	212	243	978
EBITDA Margin	14.2%	21.8%	15.1%	4.7%	22.1%	14.0%			15.1%	8.9%	12.3%	21.2%	39.3%
(6) Voting Results													
Revenues	3,268	3,175	5,032	460	372	773	42.4%	-36.9%	896	838	282	1,252	803
Income from Operations	191	49	279	(1,145)	(1,963)	(1,620)	nm	-82.4%	110	80	-277	278	(32)
Depreciation	75	69	52	29	15	65	1.5%	32.7%	20	19	19	17	14
EBITDA	266	118	331	(1,116)	(1,948)	(1,555)	nm	-64.4%	130	99	(258)	295	(18)
EBITDA Margin	8.1%	3.7%	6.6%	-242.6%	-523.7%	-201.2%			14.5%	11.8%	-91.5%	23.6%	-2.2%
(7) Major Customers													
a) Philippine Gaming Management	2,105	1,103	3,837	2,329	2,685	1,969	-13.5%	-71.3%	1,098	na	na	na	96
b) Sports Toto Malaysia	3,914	2,952	2,037	326	628	1,493	18.6%	44.9%	1,040	na	na	na	78
c) Natural Avenue	126	142	243	969	2,750	61	23.5%	-41.6%	35	na	na	na	51
Total Berjaya Affiliates	6,145	4,197	6,117	3,624	6,063	3,522	4.5%	-31.4%	2,173	0	0	0	225
d) Ab Trav Och Gallop (Sweden)	3,508	3,196	647	664	662	617	50.8%	394.0%	312	na	na	na	0
Total Gaming	9,654	7,393	6,764	4,288	6,725	4,140	15.6%	9.3%	2,486	0	0	0	225
Berjaya Revenues / Total Revenues	*41%*	*40%*	*51%*	*62%*	*85%*	*54%*			*28%*	*0%*	*0%*	*0%*	*7%*
e) Adkins (IA, KS and MO)	2,985	2,359	3,893	0	0	0	nm	-39.4%	626	na	na	na	0
f) Election Systems & Software (JV for LA Cou	286	281	319	313	322	770	-22.3%	-11.9%	77	na	na	na	73
g) Jackson County (MO-Direct)	(75)	100	372	137	37	3	136.4%	-73.1%	18	na	na	na	193
h) RBM (TN, IN, OH)	259	247	270	0	0	0	nm	-8.5%	12	na	na	na	0
i) ESO (VA)	232	178	175	3	12	0	nm	1.7%	59	na	na	na	5
Total Voting Revenues	3,687	3,165	5,029	453	372	773	42.2%	-37.1%	793	0	0	0	271
Adkins Revenues / Total Revenues	*20%*	*22%*	*32%*	*0%*	*0%*	*0%*			*8%*	na	na	na	*0%*
(8) Customer Geography													
(a) Asia	na	4,197	6,117	3,691	6,063	4,991	-4.2%	-31.4%	na	na	na	na	na
(b) North America	na	3,178	5,320	664	662	646	48.9%	-40.3%	na	na	na	na	na
(c) Europe	na	3,196	647	1,531	375	780	42.3%	394.0%	na	na	na	na	na
(d) Australia	na	na	na	0	19	91	na	na	na	na	na	na	na

Spreads 9083 ITSI spreads

DRAFT - FOR DISCUSSION PURPOSES ONLY

11/7/2013 6:11 PM

EXHIBIT 4b
INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC
YEAR-TO-YEAR GROWTH IN INCOME STATEMENT COMPONENTS

Income Statements	2013-07/13	2012-13	2011-12	2010-11	2009-10	Simple Avg. 2009-13	4/30/2013 7/31/2013	1/31/2013 4/30/2013	10/31/2012 1/31/2013	7/31/2012 10/31/2012	Simple Avg. 7/31/2012 7/31/2013
Net Sales (1)	42.3%	-12.5%	105.3%	-17.3%	9.4%	21.2%	269.8%	143.5%	83.7%	72.9%	142.5%
Cost of Sales (2)	63.7%	-19.4%	84.2%	1.0%	28.4%	23.6%	285.2%	139.9%	120.4%	70.4%	154.0%
Gross Profit	5.4%	2.5%	174.2%	-48.1%	-12.4%	29.0%	226.7%	154.5%	43.0%	75.8%	125.0%
Operating Expenses (3)	0.4%	-8.1%	7.3%	-27.2%	-18.7%	-11.7%	112.6%	90.0%	90.1%	111.2%	101.0%
Operating Income/(Loss)	13.0%	23.9%	nm	nm	nm	23.9%	483.2%	-252.2%	-18.7%	53.5%	66.5%
Other Income/-Expense											
Interest Income	100.0%	-50.0%	-60.0%	-44.4%	-89.3%	nm	100.0%	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!
Interest Expense (-)	nm	nm	nm	nm	nm	nm	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!
Other, Net (4)	nm	nm	-66.7%	nm	nm	-66.7%	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!
Total Other Income/-Expense	100.0%	-83.3%	-64.7%	183.3%	-92.2%	-14.2%	100.0%	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!
Pre-Tax Income/(Loss)	13.1%	23.4%	nm	nm	nm	23.4%	481.5%	-253.3%	-18.7%	53.5%	65.8%
Income Tax Expense/-Benefit	nm	nm	nm	nm	nm	nm	-28.8%	52233.3%	-15.0%	666.7%	13214.0%
Net Income/(Loss) Continuing Oper	-7.9%	151.3%	nm	nm	nm	151.3%	37.2%	-2022.5%	-18.9%	51.5%	-488.1%
Extraordinary Inc/-Exp	nm	nm	nm	nm	nm	nm	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!
NET INCOME / (LOSS)	-7.9%	151.3%	nm	nm	nm	151.3%	37.2%	-2022.5%	-18.9%	51.5%	-488.1%

Memo	2013-07/13	2012-13	2011-12	2010-11	2009-10	Simple Avg. 2009-13	4/30/2013 7/31/2013	1/31/2013 4/30/2013	10/31/2012 1/31/2013	7/31/2012 10/31/2012
EBIT (pre tax+int exp-int inc)	13.0%	23.5%	nm	nm	nm	23.5%	483.2%	-252.2%	-18.7%	53.5%
Depreciation & Amortization	2.8%	28.4%	18.5%	-3.3%	-37.6%	1.5%	95.8%	104.3%	100.0%	112.2%
EBITDA (EBIT+depr)	12.0%	24.0%	nm	nm	nm	24.0%	416.8%	-608.7%	-8.6%	56.0%
Capital Expenditures	10.6%	-26.2%	21.7%	48.1%	-58.3%	-3.7%	-103.9%	-181.0%	37.8%	173.4%
Operating Cash Flow (EBITDA-CapEx)	12.1%	31.9%	nm	nm	nm	31.9%	305.6%	-404.5%	-20.6%	47.7%
Cash Flow (net income cont oper + depr)	-7.3%	138.7%	nm	nm	nm	138.7%	38.7%	-4297.7%	-8.3%	54.1%

Per Share Data	2013-07/13	2012-13	2011-12	2010-11	2009-10	Simple Avg. 2009-13
Common Stock Dividends	nm	nm	nm	nm	nm	nm
Common Shares Outstanding	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Dividends Per Common Share	nm	nm	nm	nm	nm	nm
Earnings Per Share (from operations)	-7.9%	151.3%	nm	nm	nm	151.3%
Book Value Per Share	7.9%	58.0%	30.0%	-18.8%	-10.0%	14.8%

Spreads 9083 ITSI spreads

DRAFT - FOR DISCUSSION PURPOSES ONLY

11/7/2013 6:11 PM

EXHIBIT 4c
INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC
TRAILING 12 MONTHS INCOME STATEMENT
& PERCENTAGE INCOME STATEMENT

Income Statements	Last 12 mos. 7/31/2013	2013	% Change	3 mos. 7/31/2013	3 mos. 7/31/2012	% Change
Net Sales	15,047	10,571	42.3%	7,766	3,290	136.0%
Cost of Sales	10,960	6,695	63.7%	6,057	1,792	238.0%
Gross Profit	4,087	3,876	5.4%	1,709	1,498	14.1%
Operating Expenses	2,334	2,325	0.4%	588	579	1.6%
Operating Income (Loss)	1,753	1,551	13.0%	1,121	919	22.0%
Other Income/-Expense						
Interest Income	2	1	nm	1	0	nm
Interest Expense (-)	0	0	nm	0	0	nm
Other, Net	0	0	nm	0	0	nm
Total Other Income/-Expense	2	1	100.0%	1	0	nm
Pre-Tax Income/(Loss)	1,755	1,552	13.1%	1,122	919	22.1%
Income Tax Expense/-Benefit	(1,098)	(1,547)	-29.0%	452	3	14966.7%
Net Inc/(Loss) Continuing Oper	2,853	3,099	-7.9%	670	916	-26.9%
Extraordinary Inc/-Exp	0	0	nm	0	0	nm
NET INCOME/(LOSS)	$2,853	$3,099	-7.9%	$670	$916	-26.9%
Memo						
EBIT (pre tax+int exp-int inc)	1,753	1,551	13.0%	1,121	919	22.0%
Depreciation & Amortization	186	181	2.8%	46	41	12.2%
EBITDA (pre tax+int exp-int inc+depr)	**1,939**	**1,732**	**12.0%**	**1,167**	**960**	**21.6%**
Capital Expenditures*	156	141	10.6%	79	64	23.4%
Operating Cash Flow (EBITDA-CapEx)	1,783	1,591	12.1%	1,088	896	21.4%
Cash Flow (net income cont oper + depr)	3,039	3,280	-7.3%	716	957	-25.2%
Common Stock Dividends	0	0	nm	0	0	nm

** Interim period capital expenditures are not available. Most recent year's capital expenditures have been used.*

Percentage Income Statements	Last 12 mos. 7/31/2013	2013	3 mos. 7/31/2013	3 mos. 7/31/2012
Net Sales	100.0%	100.0%	100.0%	100.0%
Cost of Sales	72.8%	63.3%	78.0%	54.5%
Gross Profit	27.2%	36.7%	22.0%	45.5%
Operating Expenses	15.5%	22.0%	7.6%	17.6%
Operating Income (Loss)	11.7%	14.7%	14.4%	27.9%
Other Income/-Expense				
Interest Income	0.0%	0.0%	0.0%	0.0%
Interest Expense (-)	0.0%	0.0%	0.0%	0.0%
Other, Net	0.0%	0.0%	0.0%	0.0%
Total Other Income/-Expense	0.0%	0.0%	0.0%	0.0%
Pre-Tax Income/(Loss)	11.7%	14.7%	14.4%	27.9%
Income Tax Expense/-Benefit	-7.3%	-14.6%	5.8%	0.1%
Net Inc/(Loss) Continuing Oper	19.0%	29.3%	8.6%	27.8%
Extraordinary Inc/-Exp	0.0%	0.0%	0.0%	0.0%
NET INCOME/(LOSS)	19.0%	29.3%	8.6%	27.8%

Spreads 9083 ITSI spreads

DRAFT - FOR DISCUSSION PURPOSES ONLY

11/7/2013 6:11 PM

EXHIBIT 5
INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC
RECONCILIATION OF SHAREHOLDERS' EQUITY

	3 mos.	For the Fiscal Years Ended April 30				
Shareholders' Equity	**7/31/2013**	**2013**	**2012**	**2011**	**2010**	**2009**
Beginning Shareholders' Equity	8,440	5,341	4,108	5,059	5,624	6,497
Net Inc/-Loss Continuing Oper	670	3,099	1,233	(951)	(565)	(873)
Extraordinary Income/-Expense	0	0	0	0	0	0
Dividends Paid-Common Stock	0	0	0	0	0	0
Dividends Paid-Preferred Stock						
Treasury Stock Purchased						
Treasury Stock Sold						
Change Acct Method-Inventory						
Change Acct Method-Deprec						
Additions to ESOP Liability						
Reduction of ESOP Liability						
Prior Period Adjustments						
Other Restatements, Net	0	0	0	0	0	0
ENDING SHAREHOLDERS' EQUITY	$9,110	$8,440	$5,341	$4,108	$5,059	$5,624

Common Shares Outstanding						
Beginning Shares Outstanding	12,963	12,963	12,963	12,963	12,963	12,963
Less: Treasury Share Purchases						
Plus: Treasury Share Sales						
Plus: New Shares Issued						
COMMON SHARES OUTSTANDING	12,963	12,963	12,963	12,963	12,963	12,963
Shares in Treasury	0	0	0	0	0	0
COMMON SHARES ISSUED	12,963	12,963	12,963	12,963	12,963	12,963
Other Unissued Shares	37,037	37,037	37,037	37,037	37,037	37,037
Total Shares Authorized	50,000	50,000	50,000	50,000	50,000	50,000
Book Value Per Common Share	$0.70	$0.65	$0.41	$0.32	$0.39	$0.43

SOURCE: SEC filings (2009-2013)

Spreads 9083 ITSI spreads

DRAFT - FOR DISCUSSION PURPOSES ONLY

11/7/2013 6:11 PM

EXHIBIT 6
INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC
HISTORICAL CASH FLOW STATEMENTS

	For the Fiscal Years Ended April 30					Cumulative
Operating Activities	2013	2012	2011	2010	2009	2009-13
Net Income/(Loss)	3,099	1,233	(951)	(565)	(873)	1,943
+ Depreciation & Amortization	181	141	119	123	197	761
-Gain/+Loss on Sale of Assets					(68)	(68)
-Inc/+Dec Working Capital	3,771	(2,701)	836	(1,201)	1,564	2,269
-Inc/+Dec Other Assets & Liabs	(1,439)	171	418	22	(411)	(1,239)
Cash Flow-Operating Activity	5,612	(1,156)	422	(1,621)	409	3,666
Investing Activities						
- Capital Expenditures	(141)	(191)	(157)	(106)	(254)	(849)
+ Proceeds from Sale of Fixed Assets			14	0	71	85
+/- Other Assets	(995)	249	1,239	49	(1,234)	(692)
Cash Flow-Investing Activity	(1,136)	58	1,096	(57)	(1,417)	(1,456)
Financing Activities						
- Long-Term Debt Payments	0	0	0	0	0	0
+ Long-Term Debt Proceeds	0	0	0	0	0	0
- Short-Term Debt Payments	0	0	0	0	0	0
+ Short-Term Debt Proceeds	0	0	0	0	0	0
- Common Stock Purchases	0	0	0	0	0	0
+ Common Stock Proceeds	0	0	0	0	0	0
- Dividends Paid	0	0	0	0	0	0
Cash Flow-Financing Activity	0	0	0	0	0	0
NET CASH FLOW	4,476	(1,098)	1,518	(1,678)	(1,008)	
Beginning Cash	2,783	3,881	2,363	4,041	5,049	
ENDING CASH	$7,259	$2,783	$3,881	$2,363	$4,041	

SOURCE: SEC filings (2009-2013)

Spreads 9083 ITSI spreads

EXHIBIT 7 INTERNATIONAL LOTTERY & TOTALIZER SYSTEMS, INC. KEY FINANCIAL RATIOS   For the Fiscal Years Ended April 30 NAICS # LIQUIDITY 7/31/2013 2013 2012 2011 2010 2009 XXXXXX Current Ratio 2.5 1.7 2.8 3.2 3.2 3.8 0.0 Acid Test Ratio 1.9 1.3 1.8 2.9 2.7 3.3 0.0 Working Capital 8,477 6,259 4,822 3,623 4,587 5,138 na Working Capital % of Sales 56.3% 59.2% 39.9% 61.6% 64.4% 78.9% 0.0%  ACTIVITY Average Asset Turnover 1.0 0.9 1.8 0.9 1.0 0.8 0.0 Average Inventory Turnover 3.3 2.1 5.4 6.1 4.7 3.3 0.0 Average Fixed Asset Turnover 26.1 20.0 26.4 14.1 17.4 17.6 0.0 Average Days A/R Outstanding 46.5 49.1 15.0 21.8 15.8 19.1 0 Average Days A/P Outstanding 54.0 88.6 26.9 31.3 38.9 32.2 0  BALANCE SHEET LEVERAGE Total Liabilities / Assets 38.7% 54.9% 33.1% 29.1% 29.3% 24.7% 100.0% Total Liabilities / Equity 63.3% 99.5% 49.4% 41.0% 41.5% 32.7% #DIV/0! Long-Term Debt / Equity 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% #DIV/0! Interest Bearing Debt / Equity 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% #DIV/0! Interest Bearing Debt / Assets 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% Average Assets / Average Equity 171.8% 168.8% 145.8% 141.3% 136.9% 129.1% #DIV/0!  INCOME STATEMENT LEVERAGE Times Int. Earned - EBIT / Int. Exp. #DIV/0! #DIV/0! #DIV/0! na na na 0.0 - EBITDA / Int. Exp. #DIV/0! #DIV/0! #DIV/0! #DIV/0! #DIV/0! #DIV/0! Return on Total Cap (EBIT / Total Cap) 19.2% 18.4% 23.5% -23.5% -11.5% -17.0% Return on Assets - Net Inc / Assets 19.2% 20.3% 15.4% -16.4% -7.9% -11.7% - EBIT / Assets 11.8% 10.2% 15.7% -16.7% -8.2% -12.8% Operating Leverage1 30.8% -187.6% nm nm nm nm Financial Leverage2 -61.0% 644.3% nm nm nm nm  PERFORMANCE MEASURES Net Profit Margin 19.0% 29.3% 10.2% -16.2% -7.9% -13.4% na Operating Income / Average Assets 11.6% 13.3% 18.2% -15.1% -7.9% -12.1% 0.0%  RETURN ON AVERAGE EQUITY Operating Profit Margin 11.7% 14.7% 10.4% -16.6% -8.2% -14.6% 0.0% + Non-Operating Profit Margin 0.0% 0.0% 0.0% 0.3% 0.1% 1.2% 0.0% = Pre-Tax Profit Margin 11.7% 14.7% 10.4% -16.3% -8.1% -13.4% 0.0% x 1-Effective Tax Rate 162.6% 199.7% 98.0% 99.0% 98.3% 100.0% 66.0% = Net Profit Margin 19.0% 29.3% 10.2% -16.2% -7.9% -13.4% 0.0% x Average Asset Turnover 1.0 0.9 1.8 0.9 1.0 0.8 0.0 x Total Leverage (Assets/Equity) 171.8% 168.8% 145.8% 141.3% 136.9% 129.1% #DIV/0! RETURN ON AVG. EQUITY (ROAE) 32.5% 45.0% 26.1% -20.7% -10.6% -14.4% #DIV/0!  Dividend Payout Ratio 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% Internal Growth Rate 32.5% 45.0% 26.1% -20.7% -10.6% -14.4%

EXHIBIT V-1 INTERNATIONAL LOTTERY & TOTALIZER SYSTEMS, INC. VALUATION ANALYSIS AS OF NOVEMBER 1, 2013     TRANSACTIONS METHOD ($000) Source/Comments <> Shares trade on the OTC market under "ITSI" 20-Day Volume Weighted Avg Price @ 11/1/2013 $0.88 <> 52 week range $0.33 to $1.23 per share x Total Shares Outstanding 12,963 <> Float limited to ~3.5 million shares with 71.3% held by Berjaya Lottery Management and ~1% by independent board members = Implied Equity Market Capitalization 11,407 Add: Interest-Bearing Debt 0 Less: Cash (7,068) = Implied Enterprise Value $4,339  ENTERPRISE VALUE INDICATION: TRANSACTIONS METHOD $4,340 Rounded to: $10     NET ASSET VALUE METHOD ($000) Internal Financial Statement Summary @ 9/30/13 Cash and ST Investments $7,068 Reported Book Value @ 9/30/2013 $11,691 Accounts Receivable 4,634 Inventory 2,549 Adjustments: Other Assets 2,122 1) Appraised Market Value of Real Estate 0 <> Facilities are leased Total Assets $16,373 Less: Depreciated Book Value 0 Unrealized Gain/(Loss) in Asset 0 Accounts Payable 1,473 Plus/(Minus)Tax Effect @ 0.0% 0 Accrued Expenses 361 = Net Gain/(Loss) in Asset ==> 0 Deferred Revenue 2,328 Warranty Reserve 315 2) Subtract Net Carrying Amounts of Intangible Assets 0 <> None Interest Bearing Debt 0 Other Liabilities 205 3) Other Adjustments 0 Equity 11,691 Adjusted Book Value 11,691 Add: Interest-Bearing Debt 0 <> Multiple attempts to obtain a revolver failed A/R + Inv - A/P - Accrued Exp 5,349 Less: Cash (7,068) =Adjusted Book Value on an Enterprise Value Basis 4,623 YTD Revenues 14,203 YTD Pre-Tax Income 3,703 ENTERPRISE VALUE INDICATION: NET ASSET VALUE METHOD $4,620 Rounded to: $10 YTD Net Income 3,251

DRAFT - FOR DISCUSSION PURPOSES ONLY

11/7/2013 6:11 PM

EXHIBIT V-2
INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.
VALUATION ANALYSIS AS OF NOVEMBER 1, 2013

DERIVATION OF ADJUSTED INCOME STATEMENTS

Income Statements	Budget[e] 2014	Last 12 mos. 7/31/2013	For the Fiscal Years Ended April 30 2013	2012	2011	2010	2009	Notes and Sources
Reported Net Sales	$21,950	$15,047	$10,571	$12,084	$5,886	$7,119	$6,508	*Exhibit 3*
Adjustment - None	0	0	0	0	0	0	0	
ADJUSTED NET SALES	**$21,950**	**$15,047**	**$10,571**	**$12,084**	**$5,886**	**$7,119**	**$6,508**	
Reported Cost of Goods Sold	14,987	10,960	6,695	8,303	4,507	4,461	3,474	*Exhibit 3*
Adjustment (1) Inventory Write-Off	0	0	0	(334)	(340)	0	0	*<> Per 2012 10-K, page 17 re: discussion of COGS and inventory*
Adjustment (2) Eliminate Positive Warranty Reserve Adj	0	0	0	0	0	0	357	*<> Per 2010 10-K, see pages 18 and 31*
ADJUSTED COST OF GOODS SOLD	**14,987**	**10,960**	**6,695**	**7,969**	**4,167**	**4,461**	**3,831**	
ADJUSTED GROSS PROFIT	**$6,963**	**$4,087**	**$3,876**	**$4,115**	**$1,719**	**$2,658**	**$2,677**	
Reported Operating Expense	2,418	2,334	2,325	2,529	2,357	3,239	3,984	*<> See note (d) re: R&D expense impacting FY09 and FY10*
Adjustment (3) SEC Registration Related Costs	(298)	(298)	(298)	(298)	(298)	(298)	(298)	*<> Management schedule ($443k total, adj ex-$145k auditor fees)*
Adjustment (4) Net Gain on Sale of Voting Equipment	0	0	0	0	0	0	68	*<> Per 2010 10-K, see page 19 re: gain included in SG&A expenses*
ADJUSTED OPERATING EXPENSE	**2,120**	**2,036**	**2,027**	**2,231**	**2,059**	**2,941**	**3,754**	
ADJUSTED OPERATING INCOME	**$4,843**	**$2,051**	**$1,849**	**$1,884**	**($340)**	**($283)**	**($1,077)**	
Reported Other Income / -Expense	5	2	1	6	17	6	77	*Exhibit 3*
Adjustment - None	0	0	0	0	0	0	0	
ADJUSTED OTHER INCOME / -EXPENSE	**5**	**2**	**1**	**6**	**17**	**6**	**77**	
ADJUSTED PRE-TAX INCOME / (LOSS)	**$4,848**	**$2,053**	**$1,850**	**$1,890**	**($323)**	**($277)**	**($1,000)**	

Memo: Operating Cash Flow Summary

	2014	7/31/2013	2013	2012	2011	2010	2009	Notes and Sources
Adjusted Pre-Tax Income / (Loss)	$4,848	$2,053	$1,850	$1,890	($323)	($277)	($1,000)	*From Above*
- Interest Income	(5)	(2)	(1)	(2)	(5)	(9)	(84)	*Exhibit 3*
+ Interest Expense	0	0	0	0	0	0	0	*Exhibit 3*
Adjusted Earnings Before Int. & Taxes (EBIT)	**4,843**	**2,051**	**1,849**	**1,888**	**(328)**	**(286)**	**(1,084)**	
+ Depreciation & Amortization	184	186	181	141	119	123	197	*Exhibit 3*
Adj Earnings Bef Int, Taxes & Deprec (EBITDA)	**$5,027**	**$2,237**	**$2,030**	**$2,029**	**($209)**	**($163)**	**($887)**	
- Capital Expenditures	(121)	(156)	(141)	(191)	(157)	(106)	(254)	*Exhibit 3*
Operating Cash Flow (EBITDA-CapEx)	**$4,906**	**$2,081**	**$1,889**	**$1,838**	**($366)**	**($269)**	**($1,141)**	

Notes Regarding Referenced Adjustments

(a) 2014 earnings per management's "industry opportunities" which are qualified as not representing management's budget or projections.
(b) Inventory adjustments for Pan India-related write-offs per management and the 2012 10-K ($334k and $340k for FY12 and FY11)
(c) $357k warranty adjustment per the FY10 10-K
(d) Profitability was reduced in FY10 and FY09 by $1.3M and $2.3M of respective R&D expenses - see note 3 of Exhibit 4 for detail re: taper in R&D spending
(e) Management has labeled its forward outlook as "industries opportunities" for illustration purposes rather than a budget and projections

Valuation 9083 ITSI spreads

EXHIBIT V-3 INTERNATIONAL LOTTERY & TOTALIZER SYSTEMS, INC. VALUATION ANALYSIS AS OF NOVEMBER 1, 2013   Budget Last 12 mos. For the Fiscal Years Ended April 30 Reported Margin Analysis 2014 7/31/2013 2013 2012 2011 2010 2009 Reported Net Sales 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% Reported Cost of Goods Sold 68.3% 72.8% 63.3% 68.7% 76.6% 62.7% 53.4% Reported Gross Profits 31.7% 27.2% 36.7% 31.3% 23.4% 37.3% 46.6% Reported Operating Expense 11.0% 15.5% 22.0% 20.9% 40.0% 45.5% 61.2% Reported Operating Income 20.7% 11.7% 14.7% 10.4% -16.6% -8.2% -14.6% Reported Other Income/(Expense) 0.0% 0.0% 0.0% 0.0% 0.3% 0.1% 1.2% REPORTED PRE-TAX INC./(LOSS) 20.7% 11.7% 14.7% 10.4% -16.3% -8.1% -13.4%  Memo: Reported EBIT nm 11.7% 14.7% 10.4% -16.4% -8.2% -14.7% Reported EBITDA nm 12.9% 16.4% 11.6% -14.4% -6.5% -11.7%  Adjusted Margin Analysis Adjusted Net Sales 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% Adjusted Cost of Goods Sold 68.3% 72.8% 63.3% 65.9% 70.8% 62.7% 58.9% Adjusted Gross Profits 31.7% 27.2% 36.7% 34.1% 29.2% 37.3% 41.1% Adjusted Operating Expense 9.7% 13.5% 19.2% 18.5% 35.0% 41.3% 57.7% Adjusted Operating Income 22.1% 13.6% 17.5% 15.6% -5.8% -4.0% -16.5% Adjusted Other Income/(Expense) 0.0% 0.0% 0.0% 0.0% 0.3% 0.1% 1.2% ADJUSTED PRE-TAX INC./(LOSS) 22.1% 13.6% 17.5% 15.6% -5.5% -3.9% -15.4%  Memo: Adjusted EBIT 22.1% 13.6% 17.5% 15.6% -5.6% -4.0% -16.7% Adjusted EBITDA 22.9% 14.9% 19.2% 16.8% -3.6% -2.3% -13.6%  Period-to-Period Growth 2013 - 14 2013 - 07/13 2012 - 13 2011 - 12 2010 - 11 2009 - 10 Adjusted Net Sales 107.6% 310.5% -12.5% 105.3% -17.3% 9.4% Adjusted Cost of Goods Sold 123.9% 618.2% -16.0% 91.2% -6.6% 16.4% Adjusted Gross Profits 79.6% 23.6% -5.8% 139.4% -35.3% -0.7% Adjusted Operating Expense 4.6% 1.8% -9.1% 8.4% -30.0% -21.7% Adjusted Operating Income 161.9% 51.4% -1.9% nm nm nm Adjusted Other Income/(Expense) 400.0% 1500.0% -83.3% -64.7% 183.3% -92.2% ADJUSTED PRE-TAX INCOME/(LOSS) 162.1% 51.7% -2.1% nm nm nm  Memo: Adjusted EBIT 161.9% 51.4% -2.1% nm nm nm Adjusted EBITDA 147.6% 47.5% 0.0% nm nm nm 0.00 0.25 1.25 2.25 3.25 4.25 Annualized Growth 2013 - 14 2013 - 07/13 2012 - 07/13 2011 - 07/13 2010 - 07/13 2009 - 07/13 Adjusted Net Sales 107.6% 310.5% 19.2% 51.8% 25.9% 21.8% Adjusted Cost of Goods Sold 123.9% 618.2% 29.0% 53.7% 31.9% 28.1% Adjusted Gross Profits 79.6% 23.6% -0.5% 46.9% 14.2% 10.5% Adjusted Operating Expense 4.6% 1.8% -7.1% -0.5% -10.7% -13.4% Adjusted Operating Income 161.9% 51.4% 7.0% nm nm nm Adjusted Other Income/(Expense) 400.0% 1500.0% -58.5% -61.4% -28.7% -57.6% ADJUSTED PRE-TAX INCOME/(LOSS) 162.1% 51.7% 6.8% nm nm nm 0.0% Memo: Adjusted EBIT 161.9% 51.4% 6.8% nm nm nm Adjusted EBITDA 147.6% 47.5% 8.1% nm nm nm

EXHIBIT V-4 INTERNATIONAL LOTTERY & TOTALIZER SYSTEMS, INC. VALUATION ANALYSIS AS OF NOVEMBER 1, 2013   DEVELOPMENT OF ONGOING EARNING POWER  Mng't "Opp" Last 12 mos. For the Fiscal Years Ended April 30 Adjusted Income Statements 2014 7/31/2013 2013 2012 2011 2010 2009 Notes and Sources Net Sales $21,950 $15,047 $10,571 $12,084 $5,886 $7,119 $6,508 Exhibit V-2 Cost of Goods Sold 14,987 10,960 6,695 7,969 4,167 4,461 3,831 " " Gross Profit 6,963 4,087 3,876 4,115 1,719 2,658 2,677 " " Operating Expenses 2,120 2,036 2,027 2,231 2,059 2,941 3,754 " " Operating Income 4,843 2,051 1,849 1,884 (340) (283) (1,077) " " Net Other Income / (Expense) 5 2 1 6 17 6 77 " " ADJUSTED PRE-TAX INCOME $4,848 $2,053 $1,850 $1,890 ($323) ($277) ($1,000) " "  ADJUSTED EBIT $4,843 $2,051 $1,849 $1,888 ($328) ($286) ($1,084) " " ADJUSTED EBITDA $5,027 $2,237 $2,030 $2,029 ($209) ($163) ($887) " " Adjusted EBITDA (x-R&D expense) $5,027 $2,237 $2,030 $2,060 ($209) $1,136 $1,384  Earning Power from Adjusted Pre-Tax Income  Weight on Adjusted EBITDA 0 3 2 1 0 0 0 Ongoing EBITDA $2,130 Dollar-based Estimate  ONGOING EBITDA $2,130 Ongoing EBITDA Margin = 14.2%    Less: Depreciation and Amortization (186) Earnings Before Interest & Taxes $1,944 - Estimate of CA State Taxes 8.8% (172) = Income before Federal Taxes $1,772 - Estimate of Federal Taxes 34.0% (602) See Calculation in Tax Table = Net Operating Profit After Taxes (NOPAT) $1,170  ONGOING EARNING POWER (NOPAT) $1,170 Ongoing NOPAT Margin = 7.8%

EXHIBIT V-5 INTERNATIONAL LOTTERY & TOTALIZER SYSTEMS, INC. VALUATION ANALYSIS AS OF NOVEMBER 1, 2013   Weighted Average Cost of Capital (WACC)  Derivation of Equity Discount Rate Source / Comments Long-Term Government Bond Yield-to-Maturity 3.33% Yield-to-Maturity on 20 Year Treasuries; Federal Reserve H.15; 10-31-13 Common Stock Premium 5.50% Per MCM Study of Annual Morningstar / Ibbotson SBBI Returns x Guideline Beta 1.00 Median Guideline Beta (Exhibit G, from Bloomberg) = Beta Adjusted Common Stock Premium 5.50% + Small Capitalization Stock Premium 2.80% Based on 2013 Ibbotson SBBI Returns in Excess of CAPM = Total Equity Premium ==> 8.30% + Company Risk Premium 5.00% MC's assesment is that specific risks are high (4-6%) due to customer concentration = Equity Discount Rate (Required Rate of Return) 16.63% After-Tax Cost of Equity Capital  Derivation of After-Tax Cost of Debt Capital Blended Future Avg Effective Interest Rate in Projection 7.00% Company met with four banks… all turned ILTS down for a revolver due to revenue concentration per Mia Davis - Blended Effective Tax Rate 39.8% -2.79% Tax Rate per Management's Projection = After-Tax Rate of Return on Debt Capital 4.21% After-Tax Cost of Debt Capital  Weighted Equity Discount Rate 100.0% 16.63% Weighted After-Tax Debt Cost 0.0% 0.00% Weighted Average Cost of Capital 16.63% - Perpetual Cash Flow (see below) -2.00% = Capitalization Rate Applicable to NOPAT 14.63% = Capitalization Factor (1/Cap Rate) 6.8x  Perpetuity Growth Rate Perspective Adj EBITDA Revenue BVPS 2009-2013 nm 12.9% 10.7% 2012-2013 0.0% -12.5% 58.0% Annualized 2013-LTM (July 2013) 47.5% 310.5% 43.9% 2013-2014 147.6% 47.5% na 2013-2018 CAGR -34.8% -7.5% na  CAPITALIZATION OF EARNINGS METHOD (using ACAPM)   Derivation of Value Ongoing Earning Power $1,170 Exhibit V-4 x ACAPM Capitalization Factor 6.80x Derived Above = Capitalized Earnings Value $7,956 + Interest Bearing Debt 0 = Adjusted Capitalized Earnings Value $7,956  VALUATION INDICATION: CAPITALIZATION OF EARNINGS METHOD $7,960 Rounded to: $10   Memo -Other Performance Measures Trailing Twelve Month Adjusted Pre-Tax Income $2,053 Exhibit V-2 Less: Blended C Corp. Tax Effect @ 39.8% (817) Exhibit V-4; or Confirm Blended Tax Rate Trailing Twelve Month Adjusted Net Income $1,236 Capitalized in Guideline Method  Reported Book Value $11,691 Exhibit 1 Reported Interest Bearing Debt 0 Exhibit 1 Book Value of Invested Capital (Equity + Debt) $11,691 Capitalized in Guideline Method

DRAFT - FOR DISCUSSION PURPOSES ONLY

11/7/2013 6:11 PM

EXHIBIT V-6
INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.
VALUATION ANALYSIS AS OF NOVEMBER 1, 2013

GUIDELINE TRANSACTION & PUBLIC COMPANY METHODS

Summary of Capitalization Factor

		Guideline Transaction EBITDA Multiples				SGMS EBITDA Multiples				
		LTM	Earn Pwr	FY14E	FY15E	LTM	Earn Pwr	FY14E	FY15E	Notes and Sources
Guideline Transaction Capitalization Factor		6.80	6.80	6.80	6.80	8.68	8.68	9.06	5.83	*<> See comments below*
+/- Minority Interest Discount	-25%	(1.70)	(1.70)	(1.70)	(1.70)	na	na	na	na	
+/- Fundamental Discount	-35%	na	na	na	na	(3.04)	(3.04)	(3.17)	(2.04)	*<> ILTS is very small v. SGMC*
Adjusted EBITDA Multiple		5.10	5.10	5.10	5.10	5.64	5.64	5.89	3.79	
Guideline Company Capitalization Factor (Rounded)		**5.10x**	**5.10x**	**5.10x**	**5.10x**	**5.60x**	**5.60x**	**5.90x**	**3.80x**	Rounded to: 0.10

Derivation of Value

		Guideline Transaction EBITDA Multiples				SGMS EBITDA Multiples				
		Ongoing	LTM	FY14E	FY15E	Earn Pwr	LTM	FY13E	FY14E	Notes and Sources
Earning Power Measure - EBITDA		$2,130	$2,237	$5,027	$823	$2,130	$2,237	$5,027	$823	*Exhibit V-4*
x Guideline Company Capitalization Factor		5.10x	5.10x	5.10x	5.10x	5.60x	5.60x	5.90x	3.80x	*From Above*
= Capitalized Value: Total Capital / Total Equity		$10,863	$11,409	$25,638	$4,197	$11,928	$12,527	$29,659	$3,127	
+ Interest Bearing Debt		na	na	na	na	0	0	na	na	*Exhibit 1*
= Capitalized Value: Enterprise Value		$10,863	$11,409	$25,638	$4,197	$11,928	$12,527	$29,659	$3,127	
										Rounded to:
INDICATED VALUES: GUIDELINE METHOD		**$10,860**	**$11,410**	**$25,640**	**$4,200**	**$11,930**	**$12,530**	**$29,660**	**$3,130**	$10
Indicated Value / LTM Revenue	$15,047	0.7x	0.8x	1.7x	0.3x	0.8x	0.8x	2.0x	0.2x	
Indicated Value / Ongoing EBITDA	$2,130	5.1x	5.4x	12.0x	2.0x	5.6x	5.9x	13.9x	1.5x	
Indicated Value / LTM Adjusted EBITDA	$2,237	4.9x	5.1x	11.5x	1.9x	5.3x	5.6x	13.3x	1.4x	
Indicated Value / Ongoing NOPAT	$1,170	9.3x	9.8x	21.9x	3.6x	10.2x	10.7x	25.3x	2.7x	

M&A Data

(a) Lottery-related transactions are sparse

(b) Scientific Games (SGMC) announced on 1/31/31 that it would acquire WMS for $1.5B ... 6.0x adjusted EBITDA

(c) Thomson Reuters report that the median EBITDA multiple for deals less than $100M was 6.8x YTD thru 9/30/2013

Scientific Games (SGMC) Summary ($M)

	LTM	2Q13	1Q13	4Q12	3Q12
Revenue	931.3	235.0	219.6	249.2	227.5
EBITDA-Op	338.2	86.5	78.6	90.6	82.5
EBITDA Margin	36.3%	36.8%	35.8%	36.4%	36.3%
Net Income	(76.5)	(12.4)	(12.3)	(24.7)	(27.1)
EPS	(0.88)	(0.14)	(0.15)	(0.29)	(0.30)
10/31/13 Price	18.28				
Shares O/S	85.1				
Market Cap	1,555.1				
Debt	1,459.4				
Cash	78.0				
Enterprise Val	2,936.5				
EV / EBITDA	8.7x				

(a) Op EBITDA per SGMC's quarterly presentations

(b) SGMC will close on $1.5B cash purchase of WMS by year-end. Pricing per SGMC entailed 6.0x LTM adjusted EBITDA and 4.4x with $90M of annual synergies.

Valuation 9083 ITSI spreads

Terminal Period
NOPAT
EXHIBIT V-7 INTERNATIONAL LOTTERY & TOTALIZER SYSTEMS, INC. VALUATION ANALYSIS AS OF NOVEMBER 1, 2013 Figures in $000s   DISCOUNTED CASH FLOW METHOD FY LTM "Industry Opportunities" per Management Terminal 2013 7/31/2013 2014 2015 2016 2017 2018 Period Gaming Revenues $7,396 $11,779 $18,780 $6,070 $3,210 $7,856 $5,856 Voting Revenues 3,175 3,268 3,170 2,392 4,698 2,168 1,308 Total Revenues 10,571 15,047 21,950 8,462 7,908 10,024 7,164 Cost of Goods Sold 6,695 10,960 14,987 5,605 5,478 6,329 4,811 Gross Profit 3,876 4,087 6,963 2,857 2,430 3,695 2,353 Research & Development Costs 0 0 30 100 0 60 100 SG&A Expenses 2,325 2,334 2,388 2,400 2,460 2,480 2,480 Operating Income 1,551 1,753 4,545 357 (30) 1,155 (227) Net Other Income / (Expense) 1 2 5 5 5 5 5 Pre-Tax Income 1,552 1,755 4,550 362 (25) 1,160 (222) SEC Costs to be Avoided 298 298 298 298 298 298 298 Interest Expense / (Income) (1) (2) (5) (5) (5) (5) (5) Depreciation 181 186 184 168 184 168 168 EBITDA 2,030 2,237 5,027 823 452 1,621 239 EBITDA Margin 19.2% 14.9% 22.9% 9.7% 5.7% 16.2% 3.3% Less: Depreciation and Amortization (181) (186) (184) (168) (184) (168) (168) EBIT 1,849 2,051 4,843 655 268 1,453 71 Less: Est Blended Effective Tax Rate 39.8% (737) (817) (1,929) (261) (107) (579) (28) Net Operating Profit After Taxes (NOPAT) 1,112 1,234 2,914 394 161 874 43 Plus: Depreciation and Amortization 181 186 184 168 184 168 168 Minus: Capital Expenditures (141) (191) (121) (63) (289) (150) (150) Decrease/(Increase) Change in Working Capital (x-Cash) (574) (31) 1,806 (75) 1,109 (585) 252 Cash Flow Attributable to Total Invested Capital 578 1,198 4,783 424 1,165 307 313 298 Periods Discounted (Mid-Year Convention Employed) 0.50 1.50 2.50 3.50 4.50 4.50 PV Discount Factor Using WACC 16.6% 0.9260 0.7939 0.6807 0.5837 0.5004 0.5004 Present Value of Future Cash Flow and Terminal Value $4,429 $337 $793 $179 $156 $149   Indicated Enterprise Value - DCF Method $6,043 Calculation of Terminal Value Enterprise Value / Ongoing EBITDA $2,130 2.8x Terminal Period NOPAT (2018 x 1.02%) $44 Enterprise Value / LTM Adj EBITDA $2,237 2.7x WACC (per Exhibit X) 16.63% Growth Rate -2.00% Capitalization Rate for NOPAT 14.63% x Terminal Multiple (1/Cap Rate) 6.8x = Terminal Value of Total Invested Capital $298 Terminal Value / FY18E EBITDA 1.2x  Terminal Value WACC and Multiple ( 1/ (WACC - Growth Rate) ) 22.0% 20.2% 18.7% 17.4% 16.3% 15.3% 14.5% $6,043 5.0x 5.5x 6.0x 6.5x 7.0x 7.5x 8.0x $0 $5,894 $5,894 $5,894 $5,894 $5,894 $5,894 $5,894  $500 $7,145 $7,270 $7,395 $7,520 $7,645 $7,771 $7,896 $1,000 $8,396 $8,646 $8,896 $9,147 $9,397 $9,647 $9,897 $1,500 $9,647 $10,022 $10,398 $10,773 $11,148 $11,524 $11,899 $2,000 $10,898 $11,398 $11,899 $12,399 $12,900 $13,400 $13,900 $2,500 $12,149 $12,775 $13,400 $14,026 $14,651 $15,277 $15,902 $2,000 $10,898 $11,398 $11,899 $12,399 $12,900 $13,400 $13,900

Terminal Value WACC and Multiple ( 1/ (WACC - Growth Rate) ) 22.0% 20.2% 18.7% 17.4% 16.3% 15.3% 14.5% $6,043 5.0x 5.5x 6.0x 6.5x 7.0x 7.5x 8.0x $0 $5,894 $5,894 $5,894 $5,894 $5,894 $5,894 $5,894  $500 $7,145 $7,270 $7,395 $7,520 $7,645 $7,771 $7,896 $1,000 $8,396 $8,646 $8,896 $9,147 $9,397 $9,647 $9,897 $1,500 $9,647 $10,022 $10,398 $10,773 $11,148 $11,524 $11,899 $2,000 $10,898 $11,398 $11,899 $12,399 $12,900 $13,400 $13,900 $2,500 $12,149 $12,775 $13,400 $14,026 $14,651 $15,277 $15,902 $2,000 $10,898 $11,398 $11,899 $12,399 $12,900 $13,400 $13,900

EXHIBIT V-8 INTERNATIONAL LOTTERY & TOTALIZER SYSTEMS, INC. VALUATION ANALYSIS AS OF NOVEMBER 1, 2013  INDICATIONS OF VALUE  Valuation Indications by Method Indication Low Range High Range Comments Transaction Method $4,340 0% $0 0% $0 Net Asset Value 4,620 0% 0 0% 0 Discounted Cash Flow 6,043 50% 3,022 0% 0 Earnings (NOPAT) Capitalization via ACAPM 7,960 0% 0 50% 3,980 Guideline Transaction Method Capitalization of Ongoing EBITDA 10,860 25% 2,715 0% 0 Capitalization of LTM EBITDA 11,410 0% 0 25% 2,853 Capitalization of FY14E EBITDA 25,640 0% 0 0% 0 Capitalization of FY15E EBITDA 4,200 0% 0 0% 0 Guideline Company Method Capitalization of Ongoing EBITDA 11,930 25% 2,983 0% 0 Capitalization of LTM EBITDA 12,530 0% 0 25% 3,133 Capitalization of FY14E EBITDA 29,660 0% 0 0% 0 Capitalization of FY15E EBITDA 3,130 0% 0 0% 0 Concluded Range: Enterprise Value 100% $8,719 100% $9,965 Indicated Value / Ongoing EBITDA $2,130 4.1x 4.7x Indicated Value / LTM Adj. EBITDA $2,237 3.9x 4.5x Less: Interest Bearing Debt 0 0 Add: Cash 7,068 7,068 <> Management estimates ~$5M needed for operations; all cash is credited Add: Estimated Value of Federal NOL 1,440 1,440 <> PV of projected tax benefit discounted @ 20.0% +/- Other Non-Operating Assets/Liabilities 0 0 Conclusion of Value - ILTS Equity (minority interest basis) $17,227 $18,473   CONCLUSION OF VALUE - COMMON EQUITY  Correlated Indication of Value $17,227 $18,473 - Marketability Discount 0% 0 0 <> Shares are publicly traded … and not appropriate for the pending transaction = Conclusion of Value - Total Common Equity $17,227 $18,473  CONCLUSION OF VALUE - TOTAL COMMON EQUITY $17,200 $18,500 Rounded to: $100 (Marketable Minority Interest Basis)   CONCLUSION OF VALUE PER COMMON SHARE  Conclusion of Value - Total Common Equity $17,200 $18,500 From Above ÷ Common Shares Outstanding 12,963 12,963 Per Shareholder List = Conclusion of Value Per Common Share $1.33 $1.43  CONCLUSION OF VALUE PER COMMON SHARE $1.33 $1.43 Rounded to: $0.01   RELATIVE VALUE ANALYSIS Conclusion of Equity Value / Reported Book Value $11,691 147% 158% Conclusion of Equity Value / Ongoing NOPAT $1,170 14.7x 15.8x Conclusion of Equity Value / LTM NOPAT $1,236 13.9x 15.0x Conclusion of Enterprise Value / Ongoing EBITDA $2,130 4.1x 4.7x Conclusion of Enterprise Value / LTM Adjusted EBITDA $2,237 3.9x 4.5x

EXHIBIT V-9 INTERNATIONAL LOTTERY & TOTALIZER SYSTEMS, INC. VALUATION ANALYSIS AS OF NOVEMBER 1, 2013   Value of NOL Carryforward Tax Benefit  Year 1 Year 2 Year 3 Year 4 Year 5 Year 6 Year 7 Year 8 Year 9 Year 10 Year 11 Year 12 FYE 2013 Federal NOL Carryforward $14,500 Less: YTD Pre-Tax Income (3,703) Federal NOL Carryforward Balance $10,797 $9,657 $9,002 $8,734 $7,281 $7,210 $6,210 $5,210 $4,210 $3,210 $2,210 $1,210 Projected Pre-Tax Income (less YTD pretax income) 1,140 655 268 1,453 71 1,000 1,000 1,000 1,000 1,000 1,000 1,000 Effective Tax Rate 35.00% 35.00% 35.00% 35.00% 35.00% 35.00% 35.00% 35.00% 35.00% 35.00% 35.00% 35.00% Tax Benefit 399 229 94 509 25 350 350 350 350 350 350 350 Discounting Periods 0.5 1.5 2.5 3.5 4.5 5.5 6.5 7.5 8.5 9.5 10.5 11.5 Eq Discount Rate + Added Premium 20.0% 0.9129 0.7607 0.6339 0.5283 0.4402 0.3669 0.3057 0.2548 0.2123 0.1769 0.1474 0.1229 Present Value of Tax Benefit $364 $174 $59 $269 $11 $128 $107 $89 $74 $62 $52 $43  Present Value of NOL Carryforward Tax Benefit $1,440 Rounded to: $10  Memo: Ending NOL Carryforward Balance $9,657 $9,002 $8,734 $7,281 $7,210 $6,210 $5,210 $4,210 $3,210 $2,210 $1,210 $210 Memo: Assumed Avg Pre-Tax Inc after 2018 (Year 5) $1,000 Year 12 PV benefit (outside print range) $43 Year 13 PV benefit (outside print range) $8 Year 14 PV benefit (outside print range) $0 Year 15 PV benefit (outside print range) $0  Future Federal NOL Expirations <> per management schedule 2014 0 2015 0 2016 0 2017 0 2018 0 2019 3,281 2020 3,768 2021 0 2022 0 2023 0 2024 1,761 2025 1,741 2026 1,612 2027 0 2028 0 2029 1,158 2030 546 2031 584 Total $14,450